May 3, 2000










                         AGREEMENT AND PLAN OF MERGER

                                  May 3, 2000


                                 BY AND AMONG




                       EMERALD CAPITAL INVESTMENTS, INC.
                            a Delaware Corporation

                                      and

                              CCC GLOBALCOM, INC.
                              A Texas Corporation

                                      and

                    THE STOCKHOLDERS OF CCC GLOBALCOM, INC.









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                               TABLE OF CONTENTS

ARTICLE I
DEFINITIONS..................................................................2
      1.1   Defined Terms....................................................2
      1.2   Index of Other Defined Terms.....................................5

ARTICLE II
THE MERGER...................................................................6
      2.1   The Merger.......................................................6
      2.2   Effective Time...................................................6
      2.3   Converstion of CGC Securities....................................6
      2.4   Effect of Conversion.............................................7
      2.5   Conversion of Capital Stock of Emerald Merger Sub................7
      2.6   Exchange of Shares...............................................7

ARTICLE III
THE SURVIVING CORPORATION....................................................8
      3.1   Surviving Corporation............................................8
      3.2   Articles of Incorporation........................................9
      3.3   Bylaws...........................................................9
      3.4   Directors and Officers of CGC....................................9
      3.5   Effect of Merger.................................................9
      3.6   Directors and Officers of Emerald................................9
      3.7   Change of Name...................................................9

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CURRENT STOCKHOLDERS......................10
      4.1.    Closing.......................................................10
      4.2.    Documents at Closing..........................................10

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CCG AND STOCKHOLDERS .....................11
      5.1.    Stockholders..................................................11
      5.2.    Restricted Shares to be Issued................................11
      5.3.    Organization..................................................12
      5.4.    Capitalization................................................12
      5.5.    Reorganization and Securities Related Representations.........13
      5.6.    Authority Relative to this Agreement..........................14
      5.7.    Noncontravention by Stockholders..............................14
      5.8.    Approvals and Consents; Noncontravention......................14
      5.9.    Articles of Incorporation and Bylaws..........................15
      5.10.  Financial Statements...........................................15
      5.11.  No Undisclosed Material Liabilities............................16

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      5.12.  Absense of Certain Changes or Events...........................17
      5.13.  Litigation and Proceedings.....................................18
      5.14.  Compliance with Laws, Rules and Regulations....................18
      5.15.  Contracts......................................................18
      5.16.  Material Contract Defaults.....................................18
      5.17.  Taxes and Tax Returns..........................................19
      5.18.  Subsidiaries...................................................19
      5.19.  Title and Related Matters......................................20
      5.20.  Intellectual Property..........................................20
      5.21.  Real Property Leaseholds.......................................20
      5.22.  Accounts Receivables...........................................20
      5.23.  Inventory......................................................20
      5.24.  Insurance......................................................21
      5.25.  Environmental Matters..........................................21
      5.26   Employees......................................................22
      5.27.  Certain Payments...............................................22
      5.28.  Relationships with Related Persons.............................22
      5.29.  Brokers........................................................23
      5.30   CGC Schedules..................................................23
      5.31.  Information....................................................23
      5.32   Limitation on Liability........................................23


ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF EMERALD...................................24
      6.1    Organization...................................................24
      6.2    Capitalization.................................................24
      6.3    Authority Relative to this Agreement...........................24
      6.4    Reorganization and Securities Related Representations..........25
      6.5    Approvals and Consents; Noncontravention.......................26
      6.6    Articles of Incorporation and Bylaws...........................27
      6.7    Financial Statements...........................................27
      6.8    Undisclosed Material Liabilities...............................27
      6.9    Absence of Certain Changes or Events...........................28
      6.10  Litigation and Proceedings......................................29
      6.11  Compliance with Laws, Rules and Regulations.....................29
      6.12  Contracts.......................................................30
      6.13   Material Contract Defaults.....................................30
      6.14   Taxes and Tax Returns..........................................30
      6.15   No Subsidiaries................................................31
      6.16   Intellectual Property..........................................31
      6.17.  Real Property Leaseholds.......................................31
      6.18.  Accounts Receivables...........................................31
      6.19.  Inventory......................................................31
      6.20.  Insurance......................................................31
      6.21.  Environmental Matters..........................................31

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      6.22.  Employees......................................................32
      6.23.  Certain Payments...............................................32
      6.24.  Brokers........................................................32
      6.25.  Emerald Schedules..............................................33
      6.26.  Additional Information Available...............................33
      6.27.  Limitation on Liability........................................33


ARTICLE VII
CONDUCT PRIOR TO CLOSING....................................................33
      7.1.    Conduct of Business...........................................33
      7.2.    Additional Covenants by CGC and Emerald.......................33
      7.3.    Access........................................................35
      7.4.    Confidentiality...............................................35
      7.5.    Compliance with Blue Sky Law..................................35
      7.6.    Disclosure Supplements, Etc...................................35
      7.7.    Reasonable Efforts............................................36
      7.8.    Public Announcements..........................................36

ARTICLE VIII
CONDITIONS OF STOCKHOLDERS AND CGC..........................................36
      8.1.  Representations.................................................36
      8.2   Compliance......................................................36
      8.3   No Material Adverse Change......................................36
      8.4   Certificate of Emerald..........................................36
      8.5   Resignation of Directors and Officers of Emerald................37
      8.6   Shareholder Approval............................................37
      8.7   Absence of Litigation...........................................37
      8.8   Good Standing...................................................37
      8.9    Reverse Split..................................................37
      8.10  Completion of Cierra Acquisition................................37
      8.11  Financial Statements............................................37
      8.12  Private Placement...............................................37
      8.13  Compliance with Securities Laws.................................37

ARTICLE IX
CONDITIONS OF EMERALD.......................................................37
      9.1.    Representations...............................................37
      9.2     Compliance....................................................38
      9.3     No Material Adverse Change....................................38
      9.4     Completion of Cierra Acquisition..............................38
      9.5.    Certificate of CGC and Stockholders...........................38
      9.6.    Stockholders' Approval........................................38
      9.7.    Absence of Litigation.........................................38
      9.8.    Good Standing.................................................38
      9.9.    Financial Statements..........................................38

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      9.10.  Non-Public Offering............................................38
      9.11.  Private Placement..............................................38
      9.12.  Escrow Agreement...............................................39

ARTICLE X
INDEMNIFICATION, SURVIVAL, TERMINATION AND EXPENSES.........................39
      10.1   Nature and Survival of Representation..........................39
      10.2   Indemnification................................................39
      10.3   Artibration....................................................39
      10.4   Exclusive Remedies.............................................41
      10.5   Termination....................................................41
      10.6   Effect of Termination..........................................41

ARTICLE XI
MISCELLANEOUS...............................................................41
      11.1    Notices.......................................................42
      11.2    Entire Agreement..............................................42
      11.3    Effect; Assignment............................................42
      11.4    Amendments; Waivers...........................................43
      11.5    Further Assurances............................................43
      11.6    Headings......................................................43
      11.7    Counterparts..................................................43
      11.8    Severability..................................................43
      11.9    Governing Law.................................................43
      11.10  Jurisdiction; Service of Process...............................43
      11.11  Legal Fees and Expenses........................................43
      11.12  Schedules, Exhibits and Amendments.............................43


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Attachments

Exhibit "A" - Articles of Merger
Exhibit "B" - CCC Globalcom Stockholders
Exhibit "C" - Escrow Agreement
Exhibit "D" - Post- Closing Officers and Directors
Exhibit "E" - Investment Letter
Exhibit "F" - Post Closing Capitalization Chart of Emerald
Certificates
CC Globalcom's Schedules
Emerald's Schedules


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



                         AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger ("Agreement") is entered into this 3rd day of May, 2000, by and between Emerald Capital Investments, Inc., a Delaware corporation ("Emerald"); Emerald Merger Sub, Inc., a Utah corporation and the wholly-owned subsidiary of Emerald ("Emerald Merger Sub"); CCC Globalcom, Inc., a Texas corporation (hereafter the " CGC"); all stockholders of the CGC as of the date hereof and all Persons who are stockholders of CGC at the Closing of the Merger agreed to herein (" Stockholders").

                                   Recitals:

      CGC has entered into an agreement to acquire all of the issued and outstanding shares of Cierra Corporation, a Florida corporation ("Cierra") from the Cierra stockholders in exchange for shares of CGC (the "Cierra Acquisition"). Upon the completion of the Cierra Acquisition, Cierra shall be a wholly-owned subsidiary of CGC.

      The Cierra Acquisition is subject to and contingent upon the Cierra stockholders receiving shares of a publicly held corporation.

      Emerald desires, subject to the completion of the Cierra Acquisition and subject to the terms and conditions of this Agreement, to acquire CGC for shares of Emerald's common stock.

      The Boards of Directors of Emerald and CGC have each determined that it is advisable and in the best interests of their respective Stockholders to enter into this Agreement and to engage in the transactions contemplated hereby pursuant to which Emerald Merger Sub will merge into CGC; and the outstanding shares of the common stock of CGC will be converted into shares of common stock of Emerald. Following the completion of the Merger, CGC will be a wholly-owned subsidiary of Emerald and Cierra will be a wholly-owned subsidiary of CGC.

      The parties have agreed it is in the best interest of all parties for Emerald to effect a 1-for-20 reverse split of its issued and outstanding shares of common stock in connection with the Merger (the "Reverse Split").

      The parties believe that additional capital is required to fund the initial phases of the CGC's business plan and have agreed that the Closing of the Merger is subject to, among other things, Emerald's sale of 670,000 shares of its common stock (calculated after the Reverse Split) at a price of $1.50 per share for total gross proceeds of $1,005,000. Such shares shall be sold in the Private Placement.

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                                   AGREEMENT

      In consideration of the mutual agreements, representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   Article I
                                  Definitions

      1.1 Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "Affiliate"--of a Person is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

      "Breach"-- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

      "Columbia Acquisition" - the proposed acquisition by CGC of a company formed under the laws of Columbia as described in CGC's Business Plan,

      "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body"--any:

            (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

            (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.


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      "IRC"--the  Internal  Revenue  Code  of  1986 or any  successor  law,  and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

      "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

            (a) such individual is actually aware of such fact or other matter;
      or

            (b) a prudent individual should be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

      A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      "Legal  Requirement"--any  federal,  state,  local,  municipal,   foreign,
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

      "Order"--any award, decision, injunction, judgment, order, ruling, decree or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

      "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

      "Phase II Acquisition" - the acquisition by CGC of an Arizona corporation engaged in the telecommunications billing business as described in CGC's Business Plan.


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      "Private Placement" -- the offer and sale of shares of Emerald's $.001 par value, common stock prior to and as a condition to the Closing of the Merger. In the Private Placement, a minimum of 670,000 shares of Emerald common stock will be offered for sale by Emerald.

      "Proceeding"--any action, arbitration, audit, hearing, investigation (to the extent known by the Person) , litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Prospects" -- shall be limited to the general business expansion plan of a Person with respect only to potential new markets, potential new operations and potential new lines of business which such Person is currently considering. Prospects does not refer to any financial projections. Prospects are by their very nature speculative and a Person shall not be deemed to represent, warrant or guarantee that its Prospects will be ever be realized or that its Prospects will not change from time to time.

      "Related Person"--with respect to a particular individual:

            (a) each other member of such individual's Family;

            (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

            (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

            (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

      With respect to a specified Person other than an individual:

            (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

            (b) any Person that holds a Material Interest in such specified Person;

            (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

            (d) any Person in which such specified Person holds a Material Interest;

            (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

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            (f) any Related Person of any individual  described in clause (b) or
(c).

      For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) the individuals children or parents, and (iv) any other natural Person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Merger Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

      "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Securities Merger Act "-- the Securities Merger Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

      "Transaction" - collectively, the Merger provided for and agreed to herein, the Cierra Acquisition and other matters and agreements provided for herein.

      "Venezuela Acquisition" - the proposed acquisition by CGC of a company formed under the laws of Venezuela a described in CGC's Business Plan.

      1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

            Defined Term                        Section

            CGC                                 Introductory Paragraph
            CGC Financial Statements            Section 4.8
            CGC Common Stock                    Section 2.3
            Cierra                              Recitals
            Cierra Acquisition                  Recitals
            Cierra Audited Financial Statement  Section 5.6
            Cierra Management Reports           Section 5.6

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            Cierra Schedules              Article V - Preliminary Statement
            Closing                       Section 4.1
            Closing Date                  Section 4.1
            Conversion                    Section 2.3
            Stockholders                  Introductory Paragraph
            Emerald                       Introductory Paragraph
            Emerald Common Stock          Section 2.3
            Effective Date and Time       Section 2.2
            Escrow                        Section 2.8
            Escrow Shares                 Section 2.8
            Merger                        Recitals
            Stockholders                  Introductory Paragraph
            Surviving Corporation         Section 3.1
            Reverse Split                 Recitals


                                  Article II
                                  The Merger

      2.1 The Merger. Subject to the terms and conditions of this Agreement and the Utah Revised Business Corporation Act ("Utah Statute") and the Texas Business Corporation Act ("Texas Statute") at the Effective Time (as defined in
Section 2.2 of this Agreement), Emerald Merger Sub will be merged with and into CGC (the "Merger") whereupon the separate existence of Emerald Merger Sub shall cease and CGC shall be the surviving corporation ("Surviving Corporation").

      2.2 Effective Time. The Merger shall become effective when properly executed Articles of Merger in the form of those attached hereto as Exhibit A, are duly filed with the Division of Corporations of the State of Utah pursuant to the Utah Statute. The time at which such Articles of Merger are filed shall be referred to in this Agreement as the "Effective Time" and the date on which the Effective Time occurs is referred to in this Agreement as the "Effective Date".

      2.3 Conversion of CGC Securities. At the Effective Time, all shares of common stock of CGC outstanding ("CGC Common Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted ( "Converted", "Conversion" or "Merger") into shares of $.001 par value common stock of Emerald ("Emerald Common Stock"). Each share of CGC Common Stock outstanding immediately prior to the Effective Time shall be Converted into approximately one share of Emerald Common Stock. At the Effective Date, there will be 30,250,000 shares of CGC Common Stock issued and outstanding all of which will be Converted into 30,250,000 shares of Emerald Common Stock calculated after the 1-for-20 Reverse Split. Attached hereto as Exhibit "B", and by this reference made a part hereof, is a list of the Persons who are currently Stockholders of CGC and those Persons who will be Stockholders as the Effective Time. Such list sets forth the number of shares of CGC Common Stock to be owned by each at the Effective Time and the number of shares of Emerald Common Stock to be issued to each Stockholder in the Conversion.


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      2.4 Effect of Conversion.  Each share  certificate which immediately prior to the Effective Time represented CGC Common Stock, shall be deemed for all purposes at and after the Effective Time to evidence ownership of, and to represent the number of shares of Emerald Common Stock into which the shares of CGC Common Stock represented by such certificate immediately prior to the Effective Time, have been Converted pursuant to Section 2.3 hereof. Each Stockholder of CGC at the Effective Time shall, until such owner's certificate for CGC Common Stock has been surrendered for transfer or Merger, be entitled to exercise any voting and other rights with respect thereto and be entitled to receive any dividends or other distributions, equivalent to the number of shares of Emerald Common Stock into which the shares of CGC Common Stock represented by such certificate have been Converted.

      2.5 Conversion of Capital Stock of Emerald Merger Sub. At and as of the Effective Time, each share of the common stock of Emerald Merger Sub shall be converted into one share of common stock of the Surviving Corporation.

      2.6 Exchange of Shares. The Exchange of share certificates shall be effected by Emerald. Emerald shall deliver to the Stockholders certificates for the shares of Emerald Common Stock to be Exchanged for stock certificates representing all shares of CGC Common Stock pursuant to the terms of this
Agreement.   Each  holder  of  an  outstanding   certificate   or   certificates
representing CGC Common Stock shall be entitled, upon surrender of such certificate(s) to Emerald, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, to receive a certificate representing the number of shares of Emerald Common Stock into which CGC Common Stock shall have been Converted pursuant to the Merger. All Emerald stock certificates issued to the Stockholders at the Effective Time shall contain a legend substantially in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS; (B) EMERALD HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL, BOTH OF WHICH OPINION AND COUNSEL SHALL BE REASONABLY ACCEPTABLE TO EMERALD, TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER; OR (C) THESE SECURITIES ARE SOLD IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT.

      No opinion of counsel shall be required with respect to the transfer of shares from the Stockholders to the Escrow Agent or from the Escrow Agent to the Stockholders.

      2.7 Reorganization. It is the intent of the parties that the Merger will qualify as a tax-free reorganization under Section 368(a)(1)(A) of the IRC and will report the Merger accordingly for federal, state and local income tax purposes. The parties acknowledge that no Person has obtained a revenue ruling from the IRS or a legal opinion as to the tax consequences and effect of the Merger.


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



      2.8 Escrow of Shares. The original CGC shareholders will receive 17,500,000 total shares of Emerald. The parties agree that the value of CGC is based, in part, upon the completion of certain actions set forth in its business plan. Inasmuch as the completion of such actions is not solely within the control of CGC and its management, some of the Stockholders have agreed to deposit a portion of the Emerald Common Stock issued to each of them in the Merger into an escrow ("Escrow"). At the Closing, a total of 8,850,000 shares of Emerald Common Stock shall be delivered to the shareholders of CGC with 5,833,337 to the original shareholders of CGC, Zaid Hakim and Paul Licata, and 3,016,063 to the balance of the CGC shareholders, and 3,700,000 shares of Emerald Common Stock shall be delivered to those CGC shareholders who were shareholders of Ciera prior to the Closing. At the Closing, the remaining 17,700,000 of the Emerald Common Stock ("Escrow Shares") issued to the Stockholders at Closing shall be deposited into Escrow and retained therein and released therefrom pursuant to the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit "C" and by this reference made a part hereof. The Escrow Shares shall be released from the Escrow in accordance with the terms of the Escrow Agreement. In general, the Escrow Agreement provides that the Escrow Shares shall be release from Escrow as follows:

o 8,850,000 of the Escrow Shares shall be released to the Stockholders from the Escrow upon the closing of either of the Venezuela Acquisition, the Columbian Acquisition or a virtual network acquisition with 5,833,337 to the original shareholders of CGC, Zaid Hakim and Paul Licata, and 3,016,063 to the balance of the CGC shareholders; provided however, that in the event that neither the Venezuela Acquisition nor the Columbia Acquisition is completed within 90 days from the date of Closing, such 8,850,000 Escrow Shares shall be removed from the Escrow, delivered to Emerald and cancelled by Emerald. In such event, no Stockholder nor any other person shall have any further right, title or claim to such canceled Escrow Shares. The parties anticipate that approximately $1,500,000 will be required to complete either of these acquisitions. It anticipate that such funds must come from the sale of additional shares of Emerald common stock in a private placement.

o 8,850,000 of the Escrow Shares shall be released to the Stockholders from the Escrow upon the closing of the Phase II Acquisition with 5,833,337 to the original shareholders of CGC, Zaid Hakim and Paul Licata, and 3,016,063 to the balance of the CGC shareholders (the acquisition of the billing company located in Phoenix, Arizona); provided however, that in the event that the Phase II Acquisition is not completed within six months from the Closing Date, such 8,850,000 Escrow Shares shall be removed from the Escrow, delivered to Emerald and cancelled by Emerald. In such event, no Stockholder or any other person shall have any further right, title or
     claim  to  such  canceled  Escrow  Shares.   The  parties  anticipate  that
     approximately $2,000,000 will be required to complete either of these acquisitions. It anticipate that such funds must come from the sale of additional shares of Emerald common stock in a private placement.

                                  Article III
                           The Surviving Corporation

      3.1 Surviving Corporation. In the Merger, Emerald Merger Sub shall merge into CGC and CGC shall be the Surviving Corporation.

      3.2 Articles of Incorporation. The Articles of Incorporation of CGC in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

      3.3 Bylaws. The Bylaws of CGC in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended.

      3.4 Directors and Officers of CGC. From and after the Effective Time, the directors and officers of CGC, the Surviving Corporation shall be as set forth on Exhibit "D". Such officers and directors shall constitute the directors and officers of the CGC to serve in accordance with the Bylaws of CGC until their respective successors have been duly elected or appointed and qualified.

      3.5  Effect of Merger.  The  Merger  will have the  effects  specified  in
Section  16-10A-1106  of the  Utah  Statute  and in  Section  5.01 of the  Texas
Statute,

      3.6 Directors and Officers of Emerald. Emerald shall, prior to the Effective Time, take all action reasonably necessary to insure that the Directors and Officers of Emerald shall, immediately after the Effective Time, be as set forth on Exhibit "D". Such officers and directors shall constitute the directors and officers of Emerald to serve in accordance with the Bylaws of Emerald until their respective successors have been duly elected or appointed and qualified. of who shall serve in accordance with the Bylaws of Emerald until their respective successors have been duly elected or appointed and qualified.

      3.7 Change of Name. If requested by CGC, the name of Emerald will be changed in connection with the Merger subject to approval by the Emerald Stockholders.

                                  Article IV
                                    Closing

      4.1 Closing. Prior to the Effective Time a closing (the "Closing") of the Transaction shall take place for the purpose of confirming the satisfaction of, or if permissible, waiver, of the conditions set forth in Articles VIII and IX hereof. The Closing shall take place within seven days following the date on which all conditions to each party's obligations hereunder have been satisfied or waived and shall be held at such time and place as agreed to by the parties. However, in no event will the Closing occur subsequent to June 30, 2000.

     4.2 Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

            4.2.1. The Stockholders and CGC will deliver, or cause to be delivered, to Emerald the following:

            (a) Stock certificates for all of the issued and outstanding stock of CGC duly endorsed;

            (b) A certificate from the Division of Corporations of the State of Texas dated at or about the Effective Date to the effect that CGC is in good standing under the laws of said state and a certificate of good standing from the appropriate state authorities of the state in which each subsidiary of CGC is organized to the effect that each of such subsidiaries is in good standing in the state in which it is organized;

            (c) An Investment Letter in the form of Exhibit "E " attached hereto from each Stockholder representing that he is acquiring the Emerald Common Stock for investment purposes only and not with a view to further distribution;

            (d) A duly executed Escrow Agreement in the form attached hereto as Exhibit "C"; and

            (e) Such other instruments, documents and certificates as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

            4.2.2  Emerald  will  deliver  or  cause  to  be  delivered  to  the
Stockholders:

            (a) Certificates for the Emerald Shares to be issued to the Stockholders;

            (b) A duly executed Escrow Agreement in the form attached hereto as Exhibit "C".

            (c) A certificate from the Secretary of State of the State of Delaware dated at or about the Effective Date to the effect that Emerald is in good standing under the laws of said state and a certificate of good standing from the appropriate state authorities of the state in which each subsidiary of Emerald is organized to the effect that each of such subsidiaries is in good standing in the state in which it is organized; and

            (d) Such other instruments, documents and certificates as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

                                   Article V
            Representations and Warranties of CCG and Stockholders

      CGC and each of the Stockholders, individually and neither jointly nor severally, represents and warrants to Emerald, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular schedule ("Schedule") of CGC attached hereto ("CGC Schedule") such specific CGC Schedule, that the statements made in this Article V will be correct and complete at the Effective Time provided, however, if there is no Effective Time, then no party shall be liable for any inaccuracy.

      For purposes of this Article V, each and every reference to CGC shall mean and include CGC and each company which is a subsidiary of CGC at the Effective Time ("CGC Subsidiary") unless otherwise indicated. Each representation and warranty made by CGC and the Stockholders relating to CGC, shall be deemed to be a representation and warranty made by CGC and the Stockholders for each CGC Subsidiary, except to the extent that a specific representation or warranty does not relate to the existence, assets, liabilities or operations of such CGC Subsidiary, and that the term CGC taken as a whole shall mean CGC and all of its Subsidiaries.

      5.1 Stockholders. Each of the Stockholders is or will be immediately prior to the Effective Time, the owner of all of the issued and outstanding shares of the capital stock of CGC attributed to such Stockholder on Exhibit "B"; each Stockholder has full legal title to all CGC Shares described in Exhibit "B" as being owned by such Stockholder free from any and all claims, liens or other encumbrances. Stockholders have, or will have at the Effective Time, the unqualified right to sell, transfer and dispose of their CGC Shares subject to the laws of bankruptcy, insolvency and general creditor's rights. Each Stockholder represents and warrants that, in regards to such Stockholder's shares of CGC, such Stockholder has or will have at the Effective Time, the full right and authority to execute this Agreement and to transfer his shares of CGC to Emerald.

      5.2 Restricted Shares to be Issued. Each Stockholder understands and is aware that the issuance of Emerald Common Stock at the Effective Time will be made without registration under the Securities Act or under any state securities laws and that the Emerald Common Stock may not be sold or transferred without registration under the Securities Act and under applicable state securities laws or unless an exemption from such registration is available. Each Stockholder understands that the investment in the Emerald Common Stock is speculative and may remain so for an indefinite period and each Stockholder hereby represents that he is able to bear the economic risk of his investment in the Emerald Common Stock. All certificates evidencing the Emerald Shares shall bear appropriate restrictive legends in accordance with Section 2.6.

      5.3 Organization. CGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of CGC taken as a whole. CGC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification. Attached hereto as Schedule 5.3 are copies of Good Standing Certificates and Letters of CGC and the CGC Subsidiaries.

            5.3.1. Each CGC Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of such CGC Subsidiary taken as a whole. Each CGC Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification.

       5.4 Capitalization. The entire authorized capital stock of CGC consists of 75,000,000 shares of common stock having $.01 par value, of which 17,500,000 shares are currently issued and outstanding and of which not more than 30,250,000 will be issued and outstanding at the Effective Time. There are no outstanding convertible securities, warrants, options, or commitments of any nature which may cause authorized but unissued shares of CGC Common Stock to be issued to any Person except as disclosed in Schedule 5.4 attached hereto. At the Effective Time, all issued and outstanding shares of CGC will have been duly authorized, validly issued, fully paid, and non-assessable, and not issued in violation of the preemptive or other right of any Person. None of the outstanding equity securities or other securities of CGC was issued in violation of the Securities Act or any other Legal Requirement.

            5.4.1 Each CGC Subsidiary is a wholly-owned subsidiary of CGC. The entire authorized and issued capital stock of each CGC Subsidiary is set out on
Schedule 5.4.1. All of the outstanding  capital stock reflected on such Schedule
5.4.1 is owned beneficially and of record by CGC. There are no outstanding convertible securities, warrants, options or commitments of any nature which may cause authorized but unissued shares of capital stock of any CGC Subsidiary to be issued to any Person except as disclosed in Schedule 5.4.1.

      Each share of outstanding capital stock of each CGC Subsidiary has been duly authorized and validly issued, been fully paid for, is not assessable and was not issued in violation of the pre-emptive or other rights of any Person.

      5.5   Reorganization and Securities Related Representations.

            5.5.1.There is no plan or intention by the Stockholders to sell, exchange, or otherwise dispose of a number of shares of Emerald Common Stock received in the Merger that would reduce the Stockholders' ownership of Emerald stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding stock of CGC as of the same date. The CGC Common Stock and shares of Emerald Common Stock held by the Stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are considered in making this representation.

            5.5.2.Following the Effective Time, CGC will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Emerald Merger Sub's net assets and at least 70% of the fair market value of Emerald Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by CGC or Emerald Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by CGC are included as assets of CGC or Emerald Merger Sub, respectively, immediately prior to the Merger.

            5.5.3.CGC has no plan or intention to issue additional shares of stock that would result in Emerald losing control of CGC within the meaning of
Section 368(c) of the IRC.

            5.5.4.Following the Effective Time, CGC will continue its historic business or use a significant portion of its historic business assets in its business.

            5.5.5.There is no intercorporate indebtedness existing between Emerald and CGC, or between Emerald Merger Sub and CGC, which was issued, acquired, or will be settled at a discount.

            5.5.6.At the Effective Time, shares of CGC Common Stock representing control of CGC as defined in Section 368(c) of the IRC, will be Exchanged solely for voting stock of Emerald.

            5.5.7.At the Effective Time, CGC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CGC that, if exercised or converted, would affect Emerald's acquisition or retention of control of CGC, as defined in
Section 368(c) of the IRC.

            5.5.8.CGC is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the IRC.

            5.5.9.On the Effective Date, the fair market value of the assets of CGC will exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject.

            5.5.10. CGC is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC.

            5.5.11. None of the compensation received by any stockholder-employees of CGC will be separate consideration for, or allocable to, any of their shares of CGC Common Stock; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

            5.5.12. No Order has been entered revoking or suspending for cause any license, permit or other authority of any director or officer of CGC, or of any corporation of which any such Person is an officer or director, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such Person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such Person of any felony or misdemeanor involving a security or any aspect of the securities business, or of any felony.

      5.6 Authority Relative to this Agreement. CGC has full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by the Board of Directors of CGC and have or will be duly and validly authorized by all of the Stockholders and no other corporate action on the part of CGC are necessary to authorize this Agreement or to consummate the Transaction. This Agreement has been duly and validly executed and delivered by CGC and by each of the Stockholders and constitutes a valid and binding agreement of CGC and the Stockholders, enforceable against each of them in accordance with its terms subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles.

      5.7 Noncontravention by Stockholders. Neither the execution and the delivery of this Agreement, nor the consummation of the Merger, will (A) violate any judgment, order, decree, ruling, charge, or other restriction of any Governmental Body, or court to which any Current Stockholder is subject or, if the Current Stockholder is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Current Stockholder is a party or by which he or it is bound or to which any of his or its assets is subject.

      5.8    Approvals and Consents; Noncontravention.

            5.8.1 No consent, approval, or other action by, or notice to or registration or filing with, any Governmental Body is required or necessary to be obtained by CGC in connection with the execution, delivery or performance of this Agreement by CGC or the consummation of the Transaction.

            5.8.2 Except as set forth in Schedule 5.8, no consent, approval, waiver or other action by any Person under any material contract, agreement, instrument, or other document, or obligation to which CGC is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of this Agreement by CGC, or the consummation of the Transaction.

            5.8.3 The execution, delivery, or performance of this Agreement by CGC and the consummation of the Transaction will not: (i) violate or conflict with the charter documents or Bylaws of CGC; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to CGC or by which it or any of its assets are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and CGC on the other hand; or (iii) violate or conflict with, result in a

Breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument or understanding to which CGC is a party or by which it or any of its assets are bound.

      5.9 Articles of Incorporation and Bylaws. Attached hereto as Schedule 5.9 are true and correct copies of the Articles of Incorporation and Bylaws of CGC and each CGC Subsidiary. Such Articles of Incorporation and Bylaws are in full force and effect and no amendments are pending. CGC is not in violation of any provision of its Certificate of Incorporation or Bylaws. Schedule 5.9 also contains all Board of Director minutes and resolutions and all shareholder minutes and resolutions of CGC and of each CGC Subsidiary from the date of their inceptions.

      5.10 Financial Statements. Attached hereto as Schedule 5.10 are unaudited financial statements of CGC as of April 15, 2000 ("CGC Financial Statements"). The CGC Financial Statements are correct and complete in all material respects and fairly present, in accordance with generally accepted accounting principles, consistently applied, the financial position of CGC as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP, subject, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of the notes.

            5.10.1 Attached hereto as Schedule 5.10.1 are unaudited financial statements of Cierra as of March 31, 2000 ("Cierra Management Reports") and audited financial statements of Cierra for its last two fiscal years, together with the related footnotes and report thereon of its auditor (the "Cierra
Audited Financial Statements"). The Cierra Management Reports and the Cierra Audited Financial Statements are hereafter referred to as the "Cierra Financial Statements." The Cierra Financial Statements are correct and complete in all material respects and fairly present, in accordance with generally accepted accounting principles, consistently applied, the financial position of Cierra as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP, (in the case of the Cierra Management Reports, GAAP as applicable to quarterly financial statements) subject, in the case of the Cierra Management Reports, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of the notes (that if presented would not differ materially from those included in the Cierra Audited Financial Statements).

            5.10.2 The parties acknowledge that Emerald is required to file a Form 8-K with the Securities and Exchange Commission within 15 days after the Effective Date. Such Form 8-K must contain audited and other financial statements of CGC and its subsidiaries and any predecessor of such companies which meet the requirements of such Form 8-K.

            5.10.3 CGC and each of the CGC Subsidiaries (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of such entity and (B) the value of inventory calculated in accordance with GAAP, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorizations, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            5.10.3 Neither CGC nor any CGC Subsidiary, nor any employee, agent, consultant or representative of CGC or any CGC Subsidiary has made any payment of funds or received or retained any funds in violation of any applicable law, rule or regulation.

      5.11 No Undisclosed Material Liabilities. CGC is not subject to any material liability ($10,000 or more) of any kind whatsoever (whether accrued, absolute, contingent, or otherwise) that are, individually or in the aggregate, material to CGC taken as a whole other than:

            (a) liabilities disclosed or provided for in the most recent CGC Financial Statements;

            (b) liabilities incurred in the ordinary course of business since the date of the CGC Financial Statements consistent with past practice;

            (c)  liabilities  contemplated  by and arising under this Agreement;
and

            (d) liabilities described in Schedule 5.10 attached hereto.

      To the Knowledge of CGC and Stockholders, there is no basis for the imposition of any other liabilities which could reasonably be expected to have a material adverse effect on the business, properties, assets or operations of CGC taken as a whole.

      5.12 Absence of Certain Changes or Events. Except (i) as contemplated by this Agreement; or (ii) as disclosed in Schedule 5.11, since the date of the CGC Financial Statements and the Cierra Financial Statements, neither CGC nor Cierra has:

            (a) suffered any change in its business, operations, properties, condition (financial or otherwise), or Prospects which has had, or to Knowledge of Stockholders, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of CGC or Cierra taken as a whole;

            (b) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any of its properties or assets which has had, or to the Knowledge of Stockholders, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of CGC or Cierra taken as a whole;

            (c) except in the Ordinary Course of Business, incurred any liability or obligation (absolute, accrued, contingent or otherwise), in an amount in excess of $10,000;

            (d) changed any of its accounting methods, principles or practices;

            (e)  revalued  any  asset,   other  than  due  to   depreciation  or
amortization;

            (f) paid, discharged or satisfied any claim, liability or obligation not reflected in the CGC or Cierra Financial Statements in an amount in excess of $10,000;

            (g) except in the Ordinary Course of Business, entered into any commitment or transaction material to CGC taken as a whole in an amount in excess of $10,000;

            (h) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization;

            (i) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of CGC;

            (j) except in the Ordinary Course of Business, canceled or written off any debts or waived any claims in an amount in excess of $10,000;

            (k) except in the Ordinary Course of Business, transferred any assets in an amount in excess of $15,000 or made capital expenditures and commitments in an amount in excess of $25,000 in the aggregate;

            (l) paid or loaned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any Affiliate or Associate of any of its officers or directors;

            (m) increased its reserves for bad debts, guaranteed any obligation, except in the Ordinary Course of Business, or indemnified any Person; or

            (n) agreed (whether or not in writing) to do any of the foregoing.

      5.13 Litigation and Proceedings. Except as set forth in the Schedule 5.12, there is no claim or Proceeding pending or, to the Knowledge of CGC or Stockholders, Threatened against CGC, or any property or asset of CGC, by any Person or any Governmental Authority which (i) is reasonably likely to have, individually and in the aggregate, a material adverse effect on the business, assets or operations of CGC taken as a whole or (ii) seeks to delay or prevent the consummation of the Transaction. As of the date hereof, neither CGC nor any property or asset of CGC, is subject to any Order. To the Knowledge of Stockholders, there is no basis for any claim, action or Proceeding against CGC which could reasonably be expected to have a material adverse effect on the business assets, operations or financial condition of CGC taken as a whole.

      5.14 Compliance with Laws, Rules and Regulations. Schedule 5.13 sets forth all material governmental licenses, permits and other Governmental Authorization (or requests or applications therefor) pursuant to which CGC carries on its business. To the Knowledge of CGC and Stockholders, CGC complies with all applicable federal laws, rules and regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets or condition of CGC or except to the extent that non-compliance would not result in the occurrence of any material liability for CGC.

      5.15 Contracts. Schedule 5.14 sets forth a complete and correct list of all Contracts to which CGC is a party or by which any of its properties or assets are bound. To the Knowledge of CGC and Stockholders, CGC is not a party to any other Contract. To the Knowledge of Stockholders, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts to which CGC is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all material respects.

      5.16 Material Contract Defaults. Except as set forth in Schedule 5.15, to the Knowledge CGC and Stockholders, CGC is not in default under the terms of any outstanding Contract, license, lease, or other commitment which is material to the business, operations, assets, or condition of CGC, and no event has occurred or circumstances exist which, with notice or lapse of time or both, would constitute a default under any such Contract, license, or other commitment other than any defaults which could not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of CGC taken as a whole.

      5.17 Taxes and Tax Returns. CGC has filed all Tax Returns required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all taxes when due, other than such payments as are being contested in good faith by appropriate Proceedings and as to which sufficient reserves have been established. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of CGC and Stockholders, has Threatened to assess against CGC, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. CGC has not granted any waiver of any statute of limitations with respect to, or agreed to any extension of the period for the assessment of, any tax. CGC has properly reported on Form 1099 all amounts paid to consultants and no consultant or other person to whom a payment has been made by CGC should be classified as an employee under the IRC.

      All Tax Returns filed by CGC are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable law. CGC is not a party to any tax sharing agreement.

     CGC has not agreed, and is not required, to make any adjustments pursuant to Section 481(a) of the IRC or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party. To the Knowledge of Stockholders, the IRS has not proposed any such adjustment or change in accounting method. No application is pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of CGC.

            5.16.1. The accruals and reserves for taxes reflected in the most recent balance sheet ("CGC Balance Sheet") included in the CGC Financial
Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied. The term "tax" or "taxes" means federal state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

      5.18 Subsidiaries. Except as set forth in Schedule 5.4.1., CGC has no Subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, limited liability company or other entity.

      5.19 Title and Related Matters. CGC has good and marketable title to all of its inventory, interests in properties and other assets which are reflected in the most recent CGC and Cierra Financial Statements or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets; and (iii) such liens as are described in the CGC and Cierra Financial Statements or in the CGC Schedules. The offices and equipment of CGC that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear excepted.

      5.20 Intellectual Property. Schedule 5.19 hereto contains a complete list and description of all CGC's United States and foreign (a) patents and patent applications; (b) trademark registrations and applications for trademark registrations; (c) copyright registrations and applications for copyright registrations; and (d) unregistered trademarks, trade names, service marks and copyrights. CGC wholly owns the exclusive rights to all of the above-described intellectual property and there are no known Threatened claims of any third party challenging the ownership, scope or validity of any of the said intellectual property; to the Knowledge of CGC and Stockholders, there is no infringing use by any Person or entity of any of said intellectual property; and to the Knowledge of CGC and Stockholders, there has been no disclosure of any of its trade secrets to any Person other than Persons who have executed confidentiality/non-competition agreements.

      5.21 Real Property Leaseholds. CGC leases its facilities pursuant to the leases identified in the attached Schedule 5.20. CGC is not bound by any other real property leases, and CGC does not own any real property.

      5.22 Accounts Receivables. To the Knowledge of CGC and Stockholders, all of CGC's accounts receivable arose in the Ordinary Course of Business, are "arms length" and bona fide, and are correctly reflected in CGC's books and records. To the Knowledge of CGC and Stockholders, all of CGC's accounts receivable (net of reserves for doubtful accounts set forth on CGC's financial records) are collectible in accordance with their terms. To the Knowledge of CGC and Stockholders, none of CGC's accounts receivable or contracts is subject to any set off, counterclaim or adjustment by reason of any product liability, breach of warranty, contract, accounting error or other claim.

      5.23 Inventory. All inventory of CGC, whether or not reflected in its most recent Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of CGC as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a cost averaging basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of CGC.

      5.24 Insurance. CGC maintains insurance policies as described on the attached Schedule 5.23.

      5.25   Environmental Matters.

            5.24.1 Neither CGC nor any predecessor of CGC (i) has violated or is violation of any environmental law; (ii) has owned or leased properties (including but without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance; (iii) is actually or potentially or, to the Knowledge of CGC and Stockholders, allegedly liable for any off-site contamination; (iv) is actually or potentially or, to the Knowledge of CGC and Stockholders, allegedly liable under any environmental law (including, without limitation, pending or threatened liens); (v) has failed to obtain all permits, licenses and other authorization required under any environmental law ("Environmental Permits"); or (vi) has failed to be in compliance with its Environmental Permits.

            5.24.2 To the Knowledge of CGC and Stockholders, neither CGC nor any of its predecessors, or their respective subsidiaries or joint ventures, have any material environmental liabilities, and none of such entities have had within the five (5) years preceding the date hereof a material release of hazardous substances into the environment in violation of any environmental law or Environmental Permit.

            5.24.3. For the purposes of this Section 5.24, the following terms have the following meanings:

            "Environmental Laws" shall mean any and all federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to
      (i) human health, the environment or emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; or (3) the pollution of the environment.

            "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Time.

            "Hazardous Substances" shall mean (1) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act; the Resources Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Safe Drinking Water Act (Clean Water Act); the Atomic Energy Act; the Federal Insecticide, Fungicide, and Rodenticide Act; and the Substances Control Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (4) radon; (5) any other contaminant; and (6) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

      5.26    Employees.

            5.25.1 Schedule 5.25 contains a complete and accurate list of the following information for each employee or director of CGC, including each employee on leave of absence or layoff status; name; job title; current compensation paid or payable by CGC and any change in compensation since its inception; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings,  deferred  compensation,  stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

            5.25.2 No employee or director of CGC is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or is likely to adversely affect (i) the performance of his duties as an employee or director of CGC, or (ii) the ability of CGC to conduct its business, including any Proprietary Rights Agreement with CGC or any current CGC Shareholder by any such employee or director. To the Knowledge of Stockholders, no director, officer, or other key employee of CGC intends to terminate his employment with CGC.

      5.27 Certain Payments. Since its inception, neither CGC nor any director, officer, agent, or employee of CGC or any other Person associated with or acting for or on behalf of CGC has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of CGC or any affiliate of CGC, or (iv) in violation of any Legal Requirement; or
(b) established or maintained any fund or asset that has not been recorded in the books and records of CGC.

      5.28 Relationships with Related Persons. Except as set forth in Schedule 5.27, no five percent or greater shareholder of CGC nor any officer or director of CGC, has, or since the inception of CGC has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to CGC.

      5.29 Brokers. CGC has not incurred nor will it incur any brokerage, finder's, or similar fee in connection with the Merger or the Transaction.

      5.30 CGC Schedules. The CGC Schedules shall be delivered with 20 days from the day hereof. The CGC Schedules delivered pursuant this Agreement are qualified in their entirety by reference to specific provisions of this Agreement, and are not intended to constitute, and shall not be construed as constituting, independent representations and warranties of the CGC or the Stockholders any extent. The CGC Schedules may include items or information which the CGC or the Stockholders are not required to disclose under this Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of this Agreement or the scope of the disclosure obligation under this Agreement, including, without limitation, any assessment of whether any matter arose or any agreement was entered into in the Ordinary Course of Business. Inclusion of information herein shall not be construed to establish a specific definition or level of what is material to the business, assets, financial position, operations or results of operations of the CGC other than what is provided in the representations or warranties themselves.

      5.29.1 Prior to the Closing, CGC or the Stockholders may provide additional schedules to qualify one or more of the representations and warranties of the CGC or the Stockholders in whole or in part and any such Schedule so delivered shall constitute a Disclosure Schedule and qualify and limit the representations and warranties of the CGC or the Stockholders for all purposes of this Agreement to the same extent as if such Schedule were referred to in this Agreement.

      5.31 Information. Each Stockholder represents unto himself and not as to any other Stockholder that he has not failed to disclose any information known to such Stockholder relating to CGC that is material to Emerald's decision to purchase the CGC Shares. To the Knowledge of each Stockholder, none of the representations or warranties contained in Article V of this Agreement contain any untrue statement of material fact or omits to state a material fact required to make the statements contained therein not misleading in light of the circumstances under which they were made.

      5.32 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, neither CGC nor either of the Stockholders shall have any liability for any misrepresentation or breach of any representation or warranty contained in this Article V if Emerald has actual knowledge (rather than Knowledge) of such misrepresentation or breach.


                                  Article VI
                  Representations and Warranties of  Emerald

      Emerald represents and warrants to CGC and to each Stockholder except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular schedule ("Schedule") of Emerald ("Emerald Schedule"), such specific Emerald Schedule, that the statements made in this Article VI will be correct and complete at the Effective Time provided, however, that if there is no Effective Time, then no party shall be liable for any inaccuracy. For purposes of this Article VI, each and every reference to Emerald shall mean and include Emerald and each subsidiary of Emerald ("Emerald Subsidiary") unless otherwise indicated. Each representation and warranty made by Emerald relating to Emerald shall be deemed to be a representation and warranty made by Emerald for each Emerald Subsidiary, except to the extent that a specific representation or warranty does not relate to the existence, assets, liabilities or operations of each Emerald Subsidiary.


      6.1 Organization. Emerald is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a materially adverse effect on the business, operations or financial condition of Emerald taken as a whole, and that the term Emerald taken as a whole shall mean Emerald and all of its Subsidiaries. Emerald is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification. Attached hereto as Schedule 6.1 are copies of Good Standing Certificates of Emerald and the Emerald Subsidiaries.

            6.1.1. Each Emerald Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of such Emerald Subsidiary taken as a whole. Each Emerald Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification.

     6.2 Capitalization. The capitalization of Emerald is comprised of 25,000,000 shares of common stock, $.001 par value, of which 6,868,698 shares are currently issued and outstanding. All outstanding shares have been duly authorized, validly issued, and fully-paid. All of the outstanding shares are non-assessable and free of cumulative voting or pre-emotive rights. There are no outstanding or presently authorized securities, warrants, options, or related commitments of any nature of Emerald not disclosed in this Agreement, in the Emerald Financial Statements or in the Emerald Schedules (Schedule 6.2.) attached hereto. None of the outstanding equity securities or other securities of Emerald was issued in violation of the Securities Act or any other Legal Requirement. Prior or, or in connection with the Merger, Emerald shall effect a 1-for-20 reverse split of its outstanding shares. The anticipated post-Closing capitalization of Emerald is set forth "Exhibit "F"- Capitalization Chart".

      6.3 Authority Relative to this Agreement. Emerald has, the full corporate power and authority to execute and deliver this Agreement and, subject to emerald shareholder approval to consummate the Transaction. The execution and delivery of this Agreement has been duly and validly authorized by the Board of Directors of Emerald. Except for the approval of its Stockholders, no other corporate proceedings on the part of Emerald are necessary to authorize this Agreement or to consummate the transactions so contemplated. Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, this Agreement has been duly and validly executed and delivered by Emerald and constitutes a valid and binding agreement of Emerald, enforceable against it in accordance with its terms.

      6.4.  Reorganization and Securities Related Representations.

            6.4.1.The fair market value of the Emerald Common Stock received by each Stockholder of CGC in the Merger will be approximately equal to the fair market value of the CGC Common Stock surrendered in the Exchange.

            6.4.2.Following the Effective Time, CGC will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Emerald Merger Sub's net assets and at least 70% of the fair market value of Emerald Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by CGC or Emerald Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by CGC are included as assets of CGC or Emerald Merger Sub, respectively, immediately prior to the Effective Time.

            6.4.3.Immediately prior to the Effective Time, Emerald will be in control of Emerald Merger Sub within the meaning of Section 368(c) of the IRC.

            6.4.4 Emerald has no plan or intention to reacquire any of its stock issued in the Merger.

            6.4.5.Emerald has no plan or intention to liquidate CGC, to merge CGC with or into another corporation; to sell or otherwise dispose of the stock of CGC except for transfers of stock to corporations controlled by Emerald; or to cause CGC to sell or otherwise dispose of any of its assets or any of the assets acquired from Emerald Merger Sub, except for dispositions made in the Ordinary Course of Business or transfers of assets to a corporation controlled by CGC.

            6.4.6.Emerald Merger Sub will have no liabilities assumed by CGC and will not transfer to CGC any assets subject to liabilities in the Merger.

            6.4.7.Following the Effective Time, CGC will continue its historic business or use a significant portion of its historic business assets in its business.

            6.4.8.There is no intercorporate indebtedness existing between Emerald and CGC, or between Emerald Merger Sub and CGC, which was issued, acquired, or will be settled at a discount.

            6.4.9.In the Merger, shares of CGC stock representing control of CGC as defined in Section 368(c) of the IRC, will be Exchanged solely for voting stock of Emerald.

            6.4.10. Emerald does not own, nor has it owned during the past five years, any shares of the stock of CGC.

            6.4.11. Emerald is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the IRC.

            6.4.12. None of the compensation received by any shareholder-employees of CGC will be separate consideration for, or allocable to, any of their shares of CGC stock; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

            6.4.13. No Order has been entered revoking or suspending for cause any license, permit or other authority of any director or officer of Emerald, or of any corporation of which such Person is an officer or director, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such Person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such Person of any felony or misdemeanor involving a security or any aspect of the securities business, or of any felony.

      6.5    Approvals and Consents; Noncontravention.

            6.5.1 Except for filing Articles of Merger with the State of Delaware in the form of Exhibit "A" attached hereto, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by Emerald in connection with the execution, delivery or performance of this Agreement by Emerald or the consummation of the Transaction.

            6.5.2 No consent, approval, waiver or other action by any Person under any material contract, agreement, note, indenture, lease, instrument, or other document, or obligation to which Emerald is a party or to which or by which any of their properties or assets are bound is required or necessary for the execution, delivery, and performance of this Agreement by Emerald or the consummation of the Transaction.

            6.5.3 The execution, delivery, or performance of this Agreement by Emerald and the consummation of the Transaction will not (i) violate or conflict with the charter documents or Bylaws of Emerald; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to Emerald or by which any of its property or assets are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and Emerald on the other hand; or (iii) violate or conflict with, result in a breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument, note, indenture, mortgage, lien, lease, or other contract, arrangement, or understanding to which Emerald is a party or by which any of their property or assets are bound.

      6.6 Articles of Incorporation and Bylaws. Attached hereto as Schedule 6.6 are true and correct copies of the Articles of Incorporation and Bylaws of Emerald. Such Articles of Incorporation and Bylaws are in full force and effect and no amendments are pending. Emerald is not in violation of any provision of its Certificate of Incorporation or Bylaws. Schedule 6.6 also contains all Board of Director minutes and resolutions and all Shareholder minutes and resolutions of Emerald since January 1, 1998.

      6.7 Financial Statements. Attached hereto as Schedule 6.6 are audited financial statements of Emerald ( for the years ended December 31, 1999 and December 31, 1998, together with the related footnotes and report thereon of Tanner & Co. (the "Emerald Financial Statements"). The Emerald Financial Statements are correct and complete in all material respects and fairly present, in accordance with generally accepted accounting principles, consistently applied, the financial position of Emerald as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP.

            6.7.1 Emerald (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of such entity and (B) the value of inventory calculated in accordance with GAAP, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(C) access to assets is permitted only in accordance with management's general or specific authorizations, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            6.7.2 Neither Emerald nor any employee, agent, consultant or representative of Emerald has made any payment of funds of Emerald or received or retained any funds in violation of any applicable law, rule or regulation.

      6.8 Undisclosed Material Liabilities. Emerald is not subject to any material liability ($5,000 or more) of any kind whatsoever (whether accrued, absolute, contingent, or otherwise) that are, individually or in the aggregate, material to Emerald taken as a whole other than:

            (a) liabilities disclosed or provided for in the most recent Emerald Financial Statements;

            (b) liabilities incurred in the ordinary course of business since the date of the Emerald Financial Statements consistent with past practice;

            (c)  liabilities  contemplated  by and arising under this Agreement;
and

            (d) liabilities described in Schedule 6.8 attached hereto.

      To the knowledge of Emerald, there is no basis for the imposition of any other liabilities which could reasonably be expected to have a material adverse effect on the business, properties, assets or operations of Emerald taken as a whole.

      6.9 Absence of Certain Changes or Events. Except (i) as contemplated by this Agreement; and (ii) as disclosed in Schedule 6.9, since December 31, 1999, Emerald has not:

            (a) suffered any change in its business, operations, properties, condition (financial or otherwise), or Prospects which has had, or to Knowledge of Emerald, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Emerald taken as a whole;

            (b) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any of its properties or assets which has had, or to the Knowledge of Emerald, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Emerald taken as a whole;

            (c) except in the Ordinary Course of Business, incurred any liability or obligation (absolute, accrued, contingent or otherwise), in an amount in excess of $10,000;

            (d) changed any of its accounting methods, principles or practices;

            (e)  revalued  any  asset,   other  than  due  to   depreciation  or
amortization;

            (f) paid, discharged or satisfied any claim, liability or obligation not reflected in the Emerald Financial Statements in an amount in excess of $5,000;

            (g) except in the Ordinary Course of Business and except for the costs associated with this Transaction, entered into any commitment or transaction material to Emerald taken as a whole in an amount in excess of $5,000;

            (h) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization;

            (i) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of Emerald;

            (j) except in the Ordinary Course of Business, canceled or written off any debts or waived any claims in an amount in excess of $5,000;

            (k) except in the Ordinary Course of Business, transferred any assets in an amount in excess of $5,000 or made capital expenditures and commitments in an amount in excess of $5,000 in the aggregate;

            (l) paid or loaned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any Affiliate or Associate of any of its officers or directors;

            (m) increased its reserves for bad debts, guaranteed any obligation, except in the Ordinary Course of Business, or indemnified any Person; or

            (n) agreed (whether or not in writing) to do any of the foregoing.

      6.10 Litigation and Proceedings. There is no claim or Proceeding pending or, to the Knowledge of Emerald, Threatened against Emerald, or any property or asset of Emerald, by any Person or any Governmental Authority which (i) is reasonably likely to have, individually and in the aggregate, a material adverse effect on the business, assets or operations of Emerald taken as a whole or (ii) seeks to delay or prevent the consummation of the Transaction. As of the date hereof, neither Emerald nor any property or asset of Emerald, is subject to any Order. To the Knowledge of Emerald, there is no basis for any claim, action or Proceeding against Emerald which could reasonably be expected to have a material adverse effect on the business assets, operations or financial condition of Emerald taken as a whole.

      6.11 Compliance with Laws, Rules and Regulations. Emerald has no governmental licenses or permits. To the Knowledge of Emerald, it complies with all applicable federal laws, rules and regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets or condition of Emerald or except to the extent that non-compliance would not result in the occurrence of any material liability for Emerald.

            6.11.1 To the Knowledge of Emerald has made all filings with the United States Securities and Merger Commission ("SEC") that it has been required to make under the Securities Act and the Securities Merger Act. The documents (including Emerald Financial Statements contained therein) filed with the SEC, except as amended, complied in all material respects with the requirements of the Securities Act and the Securities Merger Act and to the Knowledge of Emerald none of such documents contained a misrepresentation of material fact or omitted to state a material fact required to be stated therein to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      6.12 Contracts. Schedule 6.12 sets forth a complete and correct list of all Contracts to which Emerald is a party or by which any of its properties or assets are bound. To the best of its Knowledge, Emerald is not a party to any other Contract. To the Knowledge of Emerald, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts to which Emerald is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all material respects.

      6.13 Material Contract Defaults. To the Knowledge of Emerald, it is not in default in any material respect under the terms of any outstanding contract, agreement, promissory notes, license, lease, or other commitment which is material to the business, operations, assets, or condition of Emerald, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Emerald has not taken adequate steps to prevent such a default from occurring.

      6.14 Taxes and Tax Returns. Emerald has filed all Tax Returns required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all taxes when due, other than such payments as are being contested in good faith by appropriate Proceedings and as to which sufficient reserves have been established. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of Emerald, has Threatened to assess against Emerald, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Emerald has not granted any waiver of any statute of limitations with respect to, or agreed to any extension of the period for the assessment of, any tax. Emerald has properly reported on Form 1099 all amounts paid to consultants and no consultant or other person to whom a payment has been made by Emerald should be classified as an employee under the IRC.

      All Tax Returns filed by Emerald are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable law. Emerald is not a party to any tax sharing agreement.

      Emerald has not agreed, and is not required, to make any adjustments pursuant to Section 481(a) of the IRC or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party. To the Knowledge of Emerald, the IRS has not proposed any such adjustment or change in accounting method. No application is pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of Emerald.

            6.14.1 The accruals and reserves for taxes reflected in the most recent balance sheet ("Emerald Balance Sheet") included in the Emerald Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied. The term "tax" or "taxes" means federal state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

      6.15 No Subsidiaries. Emerald currently has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity. Emerald will, prior to the Closing Time, form Emerald Merger Sub as a wholly-owned subsidiary solely for the purpose of effecting the Merger. Neither Emerald nor Emerald Merger Sub will have any other subsidiaries either prior to, or at, the Closing Date.

      6.16  Intellectual Property.   Emerald has no intellectual properties.

      6.17 Real Property Leaseholds. Emerald has no leasehold properties or equipment and Emerald does not own any real property.

      6.18   Accounts Receivables.  Emerald has no accounts receivable.

      6.19   Inventory.  Emerald has no inventory.

      6.20 Insurance. Emerald maintains no insurance policies.

      6.21  Environmental Matters.

            6.21.1. Neither Emerald nor any predecessor of Emerald (i) has violated or is violation of any Environmental Law; (ii) has owned or leased properties (including but without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance; (iii) is actually or potentially or, to the Knowledge of Emerald, allegedly liable for any off-site contamination; (iv) is actually or potentially or, to the Knowledge of Emerald, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) has failed to obtain all permits, licenses and other authorization required under any Environmental Law ("Environmental Permits"); or (vi) has failed to be in compliance with its Environmental permits.

            6.21.2 To the Knowledge of Emerald, neither Emerald nor any of its predecessors, or their respective subsidiaries or joint ventures, have any material Environmental Liabilities, and none of such entities have had within the five (5) years preceding the date hereof a material release
of  Hazardous   Substances   into  the  environment  in  violation  of  any
Environmental Law or Environmental Permit.

            6.21.3 For the purposes of this Section 6.21, the following terms have the following meanings:

            "Environmental Laws" shall mean any and all federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to
      (i) human health, the environment or emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; or (3) the pollution of the environment.

            "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Time.

            "Hazardous Substances" shall mean (1) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act; the Resources Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Safe Drinking Water Act (Clean Water Act); the Atomic Energy Act; the Federal Insecticide, Fungicide, and Rodenticide Act; and the Substances Control Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (4) radon; (5) any other contaminant; and (6) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

      6.22    Employees.  Emerald has no employees.

      6.23 Certain Payments. Since its inception, neither Emerald nor any director, officer, agent, or employee of Emerald or any other Person associated with or acting for or on behalf of Emerald, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Emerald or any affiliate of Emerald, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Emerald.

     6.24 Brokers. Except as disclosed in Schedule 6.24, Emerald has not incurred nor will it incur any brokerage, finder's, or similar fee in connection with the Merger or the Transaction.

      6.25 Emerald Schedules. The Emerald Schedules shall be delivered within 20 days from the date hereof. The Emerald Schedules delivered pursuant this Agreement are qualified in their entirety by reference to specific provisions of this Agreement, and are not intended to constitute, and shall not be construed as constituting, independent representations and warranties of Emerald any extent. The Emerald Schedules may include items or information which Emerald are not required to disclose under this Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of this Agreement or the scope of the disclosure obligation under this Agreement, including, without limitation, any assessment of whether any matter arose or any agreement was entered into in the Ordinary Course of Business. Inclusion of information herein shall not be construed to establish a specific definition or level of what is material to the business, assets, financial position, operations or results of operations of Emerald other than what is provided in the representations or warranties themselves.

      6.25.1 Prior to the Closing, Emerald may provide additional schedules to qualify one or more of the representations and warranties of Emerald in whole or in part and any such Schedule so delivered shall constitute a Disclosure Schedule and qualify and limit the representations and warranties of Emerald for all purposes of this Agreement to the same extent as if such Schedule were referred to in this Agreement.

      6.26 Additional Information Available. Emerald will make available to each Stockholder the opportunity to ask questions and receive answers concerning the acquisition of Emerald Common Stock in the Merger, and to obtain any additional information which Emerald possesses or can acquire without unreasonable effort or expense.

      6.27. Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, Emerald shall have any liability for any misrepresentation or breach of any representation or warranty contained in this
Article VI if CGC or any of the Shareholders has actual knowledge (rather than Knowledge) of such misrepresentation or breach.

                                  Article VII
                           Conduct Prior to Closing

      7.1 Conduct of Business. Prior to the Effective Time CGC and Emerald shall conduct their respective businesses only in the ordinary course consistent with past practice.

      7.2 Additional Covenants by Stockholders, CGC and Emerald. Between the date hereof and the Effective Time, except as contemplated by this Agreement or in the Ordinary Course of Business or with the prior written consent of the other parties, which consent shall not unreasonably be withheld, neither Emerald nor CGC shall:

            (a)  make any change in its Articles of Incorporation or Bylaws;

            (b) make any change in the authorized or issued shares except as contemplated by this Agreement;

            (c) make any payment or distribution to Stockholders (with respect to their stock) or purchase or redeem any shares of capital stock;

            (d) except in the Ordinary Course of Business, mortgage, pledge, or subject to lien or encumbrance any of assets, tangible or intangible;

            (e) except in the Ordinary Course of Business, cancel any debts or claims or waive any rights of value;

            (f) except in the Ordinary Course of Business or in connection with this Transaction, incur any indebtedness or guarantees or enter into any commitment or make any material capital expenditures or investments;

            (g) make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to, any of its present or former officers or employees;

            (h) make any material change in its method of management, operation, or accounting;

            (i)  enter into any other material transactions;

            (j) except in the Ordinary Course of Business, hire any Person as an employee;

            (k) adopt any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

            (l) grant or agree to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof;

            (m) except in the Ordinary Course of Business, sell or transfer, or agree to sell or transfer, any of its assets, property, or rights or cancel or agree to cancel, any debts or claims;

            (n) make or permit any amendment or termination (other than in accordance with its terms) of any material Contract, agreement, or license to which it is a party; or

            (o) agree to do any of the foregoing.

      7.3 Access. During normal business hours, CGC shall give access to Emerald (and its auditors, counsel and other authorized representatives), and Emerald agree to give access to CGC

(and its auditors, counsel and other authorized representatives) to each of their premises and books and records, including minute books and stock transfer records, and (ii) all contracts, agreements and documents whether or not listed in the Schedules hereto; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder or the right of any party hereto to rely thereon; and provided further, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of CGC and Emerald. In the event of termination of this Agreement for any reason Emerald, on the one hand, and CGC, on the other hand, will promptly return, or cause to be returned, to the other, all non-public documents obtained from the other party, and any copies of such documents.

      7.4 Confidentiality. The Parties agree to keep confidential any information obtained pursuant to their respective inspections under this Agreement unless (i) such information is ascertainable from public sources or is or becomes public other than through the inspecting party or its representatives, or (ii) disclosure of such information is required by applicable securities or other laws. Moreover, in the event of the termination of this Agreement, the Parties agree that it will not disclose, utilize or exploit to its advantage any information obtained from the other pursuant to its examinations under this Agreement, unless necessary to comply with applicable law or to enforce its rights hereunder.

      The Parties agree that a Breach of the provisions of Section 7.4 of this Agreement could cause irreparable damage to the other parties. Consequently, each agrees that in the event of any breach of any provision of this Section 7.4 of this Agreement, a non-breaching party, at its option, in addition to any other remedies provided by law or otherwise, may apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the breach of these provisions and to otherwise specifically enforce the provisions of Section 7.4 of this Agreement. A Party hereby expressly waives the claim or defense in any such action that the aggrieved Party has an adequate remedy at law or in damages.

      7.5 Compliance with Blue Sky Law. The parties shall jointly take such action, make such filings and pay such filing fees as may be reasonably necessary to comply with all applicable federal and state blue sky laws, rules and regulations relating to the issuance of securities in the Merger.

      7.6 Disclosure Supplements, Etc. Each Party will promptly notify each other Party of any material event or change in the business or operation of Emerald or any Emerald Subsidiary. From time to time prior to the Closing Time, each Party will supplement or amend its respective Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement would have been required to be set forth or described in a Schedule or which is necessary to complete or correct any information in a Schedules or in any representation or warranty of a Party which has been rendered inaccurate thereby. For purposes of Articles VIII IX hereof no such supplement or amendment to and Disclosure Schedules or additional schedules shall be given effect but such supplement, amendment or additional schedule shall be given effect for purposes of claims with respect to breaches of representations and warranties pursuant to this Agreement.

      7.7 Reasonable Efforts. Subject to the provisions hereof, the parties hereto shall use their reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      7.8 Public Announcements. Prior to the Closing Time, no announcement or disclosure of the Transaction will be made by any party without the consent of all other parties, which shall not be unreasonably withheld; provided that Emerald may make an announcement if, on the advice of counsel and after reasonable notice to CGC it is required to do so under relevant securities laws.


                                 Article VIII
                      Conditions of Stockholders and CGC

       The obligation of CGC to consummate the Merger is subject to the fulfillment, prior to or as of the Closing Time, of each of the following conditions, any of which may, at the sole option of CGC and Stockholders, be waived:

      8.1 Representations. The representations and warranties by or on behalf of Emerald contained in this Agreement or in any certificate or documents delivered to CGC and Stockholders pursuant to the provisions hereof shall be true in all material respects at the Closing Time as though such representations and warranties were made at and as of such time.

      8.2 Compliance. Emerald shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Time.

      8.3 No Material Adverse Change. There shall not have occurred (i) any material adverse change since December 31, 1999 in the business, Prospects, properties, results of operations or financial condition of Emerald taken as a whole except for costs associated with the Transaction; or (ii) any loss or damage to any of the Prospects, properties of or assets of Emerald taken as a whole which could reasonably be expected to materially adversely affect or impair their ability to conduct after the Transaction the business now being conducted by them.

      8.4 Certificate of Emerald. Emerald shall have delivered to Stockholders, a certificate of Emerald, dated the Closing Time, and signed by its President to the effect that (i) each of the representations and warranties of Emerald contained herein is true in all material respects as of the Closing Time; and
(ii) Emerald have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed and complied with by them prior to the Closing Date.

      8.5 Resignation of Directors and Officers of Emerald. The current management of Emerald, except for Douglas P. Morris, shall resign as officers and directors of Emerald. Zaid Hakim and Paul E. Licata shall be appointed as the only other Directors.

     8.6 Shareholder Approval. Emerald's Stockholders shall have approved the Transaction.

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      8.7 Absence of  Litigation.  There shall not be any  material  litigation, proceeding or governmental investigation pending, threatened or reasonably believed by CGC or the Stockholders to be in prospect pertaining to Emerald or the Merger.

      8.8 Good Standing. Emerald will be in good standing in its states of incorporation respectively at the Closing Time and each shall deliver a Certificate of Good Standing to CGC and Stockholders at the Closing Time.

      8.9 Reverse Split. Emerald shall have effected a 1-for-20 reverse split of its issued and outstanding shares of common stock and have made similar adjustments in the number of shares issuable upon the exercise of outstanding options or warrants to purchase shares of Emerald common stock and the purchase price thereof.

     8.10 Completion of Cierra Acquisition. The Cierra Acquisition shall have been completed.

      8.11 Financial Statements. The closing of the Merger is conditioned upon the availability, at the Closing Time, of such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Emerald in connection with the Merger.

      8.12 Private Placement. The Private Placement shall have been completed and a minimum of $1,000,000 in gross offering proceeds shall have been raised.

      8.13 Compliance with Securities Laws . The Closing of the Merger is subject to the Transaction being compliance with all applicable securities laws and to being effected as non-public offering.

                                       Article IX
                             Conditions of Emerald

       The obligation of Emerald to consummate the Merger is subject to the fulfillment, prior to or as of the Closing Time, of each of the following conditions, any of which may, at the sole option of Emerald, be waived:

      9.1 Representations. The representations and warranties by or on behalf of CGC and Stockholders contained in this Agreement or in any certificate or documents delivered pursuant to the provisions hereof shall be true in all material respects at the Closing Time as though such representations and warranties were made at and as of such time.

      9.2 Compliance. CGC and Stockholders shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing at the Closing Time.

      9.3 No Material Adverse Change. There shall not have occurred (i) any material adverse change since December 31, 1999 in the business, properties, results of operations or financial condition of CGC or Cierra; or (ii) any loss or damage to any of the properties of or assets of CGC or Cierra which will materially affect or impair its ability to conduct after the Merger the business now being conducted by CGC and Cierra.

     9.4 Completion of Cierra Acquisition. The Cierra Acquisition shall have been completed.

      9.5 Certificate of CGC and Stockholders. CGC and Stockholders shall have delivered to Emerald a certificate of CGC, dated the Closing Time, and signed by the President and Secretary of CGC and by each Stockholder to the effect that
(i) each of the representations and warranties of CGC and Stockholders respectively contained herein and in CGC and Cierra Schedules is true and and accurate and complete in accordance with the terms thereof as of the Closing Time; and (ii) CGC and Stockholders have performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it and them prior to the Closing Date.

      9.6 Stockholders' Approval. The Stockholders of Emerald CGC shall have approved the Merger contemplated by this Agreement by the requisite vote.

      9.7 Absence of Litigation. There shall not be any litigation, proceeding or governmental investigation pending, threatened or reasonably believed by Emerald to be in prospect pertaining to CGC, the Stockholders or the Merger except as disclosed in the CGC and Cierra Schedules or in this Agreement.

      9.8 Good Standing. CGC and Cierra will each be in good standing in their respective states of incorporation at the Closing Time and shall deliver a Certificate of Good Standing to Emerald at the Closing Time.

      9.9 Financial Statements. The closing of the Merger is conditioned upon the availability, at the Closing Time, of such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Emerald in connection with the Merger.

      9.10 Non-Public Offering. The issuance of Emerald Common Stock to the Stockholders will not be registered but will be effected only if it can come withing the Section 4(2) of the Securities Act of 1933, as non-public offering and under applicable state securities non-public offering exemptions.

      9.11 Private Placement. The Private Placement shall have been completed and a minimum of $1,000,000 in gross offering proceeds shall have been raised.

      9.12.  Escrow  Agreement.   The  Stockholders  designated  on  the  Escrow
Agreement attached hereto in the Form of Exhibit C, shall have executed and delivered to Emerald such Escrow Agreement.

                                   Article X
              Indemnification, Survival, Termination And Expenses

      10.1  Nature  and  Survival  of  Representations.   All   representations,
warranties, and covenants

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



made by any party to this Agreement shall survive the Closing Date for one (1) year. All of the Parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, and covenants and agreements contained in this Agreement and not upon any investigation which it might have made or any representations, warrants, agreement, promise, or information, written or oral, made by another party or another Person other than as specifically set forth herein.

      10.2 Indemnification. Within the period provided in paragraph 10.1 and in accordance with the terms of that paragraph, each party to this Agreement shall indemnify and hold harmless each other Party at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses which exceed, in the aggregate, $25,000 exclusive of attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty, or nonfulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a Party hereunder. Subject to such $25,000 limitation, and the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same. No liability shall arise against a party hereof regarding a settlement of any claim unless such settlement was previously approved by such Party.

      10.3. Exclusive Remedies. The indemnification provisions set forth in this
Article 10 are the sole and exclusive remedies that any Party may have for breach of any representation, warranty or covenant.

     10.4. Termination. This agreement may be terminated at any time prior to the Closing Time:

            (a)  by the mutual consent of CGC and Emerald;

            (b) by CGC, Stockholders or Emerald if the Closing Time has not occurred by June 30, 2000, or such other date, if any, as the Parties may agree to in writing; and

            (c) by Stockholders, CGC, or Emerald if any other Party refuses or fails to perform any covenant or agreement required to be performed by it under this Agreement or if any representation or warranty of any other party proves to have been inaccurate or misleading in any material respect at the time it was made or at the Closing Time and the other party refuses or fails after notice to correct or make not misleading any such misrepresentation or warranty.

            (d) by Emerald within five (5) days after it has received all of the CGC and Cierra Schedules.

            (e) by CGC and Stockholders for any reason within five (5) days after it has received all of the Emerald Schedules.

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



                                  Article XI
                                 Miscellaneous

      11.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication that any party may wish to send another will be in writing and either delivered in Person, transmitted by telecopier with receipt appropriately confirmed, or sent by registered or certified United States mail, first class postage prepaid, return receipt requested, in a properly sealed envelope, and addressed as follows:

      Emerald                             Stockholders

      Douglas P. Morris                   See Exhibit "A"
      536 North100 West
      Heber, UT 84032

      CGC
      Paul Licata
      7887 San Felipe, Suite 122
      Houston, TX 77063


      The parties to this Agreement may change their addresses for notice by notice given in the manner provided above. Any notice, demand, or other communication will be deemed given and effective as of the date of delivery in Person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given or the rejection or other refusal to accept any notice, demand, or other communication, will be deemed to be the receipt of the notice, demand, or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

      11.2 Entire Agreement. This Agreement, together with all schedules and exhibits attached to this Agreement or referenced herein, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, including but not limited to the Letter of Intent heretofore entered into by the parties and there are no warranties, representations, or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Schedules and attachments hereto

      11.3 Effect; Assignment. This Agreement and all of the provisions of this Agreement will be binding and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but, except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned by operation of law or otherwise, by any party to this Agreement without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, any rights, remedies, or obligations under or by reason of this Agreement.

      11.4 Amendments; Waivers. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

      11.5 Further Assurances. At any time and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

      11.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.8 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

      11.9 Governing Law. This Agreement shall be governed for all purposes by the laws of the State of Utah applicable to agreements executed and to be wholly-performed in the State of Utah.

      11.10 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Utah, County of Salt Lake, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of Utah, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      11.11 Legal Fees and Expenses. The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including, but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.

     11.12 Schedules, Exhibits and Amendments. Disclosure in any Schedule of any allegations with respect to any alleged failure to perform, or breach or default of a contractual or other duty or obligation shall not be deemed an admission to any party other than a party hereto that such has in fact occurred, but shall be effective for the purposes for which such Schedule is intended as if such had in fact occurred.

                  11.12.1 Descriptions of agreements, instruments and other matters herein not required by the Agreement to be included herein are provided for reference only and are not intended to be complete and are not represented as such and each party is hereby referred to the actual agreement or instrument for a description thereof. References to the agreements and instruments herein include the Schedules, Exhibits and amendments thereto.

                  11.12.2 Headings have been inserted in the Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the materials to be disclosed thereon as set forth in the Agreements or other information contained in such Schedules.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.
                              EMERALD CAPITAL INVESTMENTS, INC,
                              a Delaware corporation


Dated: May 3, 2000                  By   /s/ Douglas P.  Morris
                              ------------------------------------------------
                                    Douglas P. Morris, Secretary

                              CCC GLOBALCOM, INC.,
                               a Texas corporation


Dated: May 3, 2000                  By   /s/ Ziad Hakim
                              -----------------------------------------------
                              Ziad Hakim, President

                                    Stockholders:

                                    ----------------------------

                                    ----------------------------

                                    ----------------------------

                                    ----------------------------



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